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Exhibit 10.41

EXECUTION COPY

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT ("Escrow Agreement") is entered into as of the 12th day of March, 2010, among Rosebud Mining Company, a Pennsylvania corporation ("Buyer"), Buckeye Industrial Mining Co., an Ohio corporation (the "Company"), Evergreen Energy Inc., a Delaware corporation ("Parent" and together with Company, collectively, "Sellers"), and KeyBank, N.A., a national banking association (the "Escrow Agent"). Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Purchase Agreement (as defined below).

RECITALS:

        1.     Pursuant to the terms of that certain Asset Purchase Agreement, dated as of the date hereof, among Buyer and Sellers (the "Purchase Agreement"), Buyer has agreed to deliver to the Escrow Agent on the date hereof an amount equal to Two Million Seven Hundred Eighty Five Thousand Two Hundred Dollars ($2,785,200) (together with any interest, earnings and income accrued thereon from time to time, collectively, the "Escrow Amount") pursuant to the terms of this Agreement.

        2.     The Escrow Amount shall be disbursed in accordance with the terms of this Escrow Agreement.

        NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Purchase Agreement, the Parties agree as follows:

        1.    Designation of the Escrow Agent.    Buyer and Sellers hereby designate and appoint the Escrow Agent to serve in accordance with the terms and conditions provided in this Escrow Agreement. The Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms, conditions and instructions contained in this Escrow Agreement.

        2.    Creation of Escrow.    Concurrently with the execution and delivery of this Escrow Agreement, Buyer shall deliver, by wire transfer of immediately available funds, to the Escrow Agent an amount equal to Two Million Seven Hundred Eighty Five Thousand Two Hundred Dollars ($2,785,200). The Escrow Agent shall acknowledge in writing to each of Buyer and Sellers its receipt of the Escrow Amount upon receipt. The Escrow Agent shall hold the Escrow Amount in a separate account established by the Escrow Agent (the "Escrow Fund").

        3.    Investment.    The Escrow Amount shall be invested at the direction of Parent in (a) obligations issued or guaranteed as to interest and principal by the government of the United States or any agency or instrumentality thereof including the Escrow Agent's Victory Institutional Money Market Fund; (b) certificates of deposit, demand deposits, or the deposits of banks or trust companies that are members of the Federal Deposit Insurance Corporation, including the Escrow Agent, that have combined capital and surplus of at least $100,000,000; or (c) any repurchase agreement of a bank or trust company, including the Escrow Agent, organized under the United States or any state thereof and fully collateralized by obligations described in (a) above. From the date hereof until otherwise directed in writing by Parent, the Escrow Agent is directed to deposit and invest the Escrow Amount in the Escrow Agent's Victory Institutional Money Market Fund. Any interest and earnings shall be disbursed in accordance with the terms of this Escrow Agreement. The Escrow Agent shall be entitled and is hereby directed to sell or redeem any such investments as necessary to make any payment or distribution in accordance with the terms hereof.

        4.    Disbursement of Escrow Amount.

          (a)   Unless sooner disbursed in accordance with the provisions of Section 4(b) below, on the date twelve (12) months after the Closing Date (the "Escrow Disbursement Date"), the Escrow Agent shall disburse the Escrow Amount to Sellers; provided, however, that if there is a Disputed Amount (as defined below), the amount of such payment shall be reduced by the amount of such

  Disputed Amount, but shall not be a negative number. For purposes hereof, the term "Disputed Amount" shall mean the amount reasonably estimated in good faith by Buyer, and communicated (as provided in Section 11 of this Escrow Agreement and with explanation regarding how such estimated amount was calculated) to the Escrow Agent and Sellers prior to the Escrow Disbursement Date, that relates to unresolved claims for indemnification brought by Buyer pursuant to the terms of the Purchase Agreement.

          (b)   In any event and at any time, including, without limitation, upon the termination of the Purchase Agreement in accordance with Sections 11.1 and 11.2 thereof, the Escrow Amount, or any portion thereof, shall be disbursed by the Escrow Agent promptly upon (i) the receipt of a final, non-appealable order of a court of competent jurisdiction advising the Parties of the amount of the Escrow Fund to be disbursed and the recipients thereof; (ii) a final order issued in a binding arbitration; or (iii) joint written instructions from Buyer and Sellers advising the Escrow Agent of the portion of the Escrow Amount to be disbursed and the recipients thereof.

        5.    Termination.    This Escrow Agreement, and the Escrow Amount created hereby, shall terminate upon the date upon which the Escrow Amount (including any Disputed Amount) is fully and finally disbursed in accordance with Section 4 above.

        6.    Fees and Expenses.    In consideration for the services to be provided by Escrow Agent hereunder, all of the annual administrative escrow fee of Escrow Agent (as described on Exhibit A hereto) and such other fees, costs, charges and expenses of Escrow Agent, if any, including reasonable attorneys' fees, which are incurred in connection with the performance of Escrow Agent's duties and obligations hereunder shall be paid one-half by Buyer and one-half by Sellers. Escrow Agent shall submit written information (including copies of receipts) to Buyer and Sellers detailing the nature and amount of all expenses which it may incur prior to payment of same.

        7.    Conditions of the Escrow Agent's Obligations.

          (a)    Legal Counsel.    The Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem reasonably necessary to advise it in connection with its obligations hereunder, may rely on the advice of such counsel, and may pay them reasonable compensation therefor, provided, such counsel is not Calfee, Halter & Griswold LLP or Attorney Geoffrey Mosser.

          (b)    Resignation.    The Escrow Agent may resign by giving written notice thereof to Buyer and Sellers. Buyer and Sellers may remove the Escrow Agent at any time by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. In the event of any such resignation or removal, the Escrow Agent shall refrain from taking any action with respect to the Escrow Amount and shall safely keep the Escrow Amount in accordance with the terms hereof until it receives joint written instructions from Buyer and Sellers or by written court order designating a successor escrow agent (which shall be a national bank authorized to exercise corporate trust powers, and having a combined capital and surplus of at least $5,000,000,000) and delivery of the Escrow Amount is made over to the successor escrow agent. Upon receipt of such joint instructions or court order the Escrow Agent shall promptly deliver the Escrow Amount then held by it to such successor escrow agent. Any successor escrow agent shall have all the rights, obligations, and immunities of the Escrow Agent set forth herein. If Buyer and Sellers have failed to appoint a successor escrow agent prior to the expiration of thirty (30) business days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties.

          (c)    Liability Limitations.    Except as to its obligation to keep the Escrow Amount safely in its custody as the Escrow Agent hereunder, the Escrow Agent shall be indemnified, on a joint and several basis, by Buyer and Sellers and shall not be liable to any person claiming hereunder by reason of any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own bad faith, gross negligence or willful misconduct.

          (d)    Reliance.    The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing pursuant to any provisions of this Escrow Agreement by Sellers and Buyer and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it and reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties.

          (e)    Tax Matters.    The Escrow Agent does not have any interest in the Escrow Amount hereunder but is serving only as escrow holder and has only possession thereof. Sellers shall be responsible for reporting and the payment of taxes (including any late payment, penalty or interest) related to any interest earned on, or distribution of, the Escrow Amount. Any payments of income from the Escrow Amount shall be subject to withholding regulations then in force with respect to United States taxes. Sellers will provide the Escrow Agent with all appropriate information at Closing to enable the Escrow Agent to report any interest income accrued hereunder pursuant to Internal Revenue Code Section 1099. This Section 7(e) shall survive the termination of this Escrow Agreement or the resignation of the Escrow Agent.

        8.    Action by the Escrow Agent.    Nothing herein contained shall be deemed to impose upon Buyer or Sellers any obligation or liability on account of the failure of the Escrow Agent to fulfill its obligations under this Escrow Agreement, except pursuant to Section 7(c) hereof. The Escrow Agent will not be responsible for determining or calculating amounts to be disbursed from the Escrow Amount, except for the interest and earnings payments to be made as provided in Section 4.

        9.    Headings.    The headings in this Escrow Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation hereof.

        10.    Governing Law.    This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within the State of Ohio, without regard to choice of law provisions.

        11.    Notices.    All notices, correspondence or other documents to be delivered in connection herewith shall be delivered as follows:

    (a)
    If to Buyer:

      Rosebud Mining Company
      301 Market Street
      Kittanning, PA 16201
      Attention: J. Clifford Forrest, III
      Facsimile Number: (724) 543-6375

      With a copy to:

      Attorney Geoffrey Mosser
      232 South Main Street
      Cadiz, Ohio 43907
      Attention: Geoffrey Mosser
      Facsimile Number: (740) 942-2129

    (b)
    If to Sellers:

      Buckeye Industrial Mining Co.
      Evergreen Energy Inc.
      1225 17th Street, Suite 1300
      Denver, Colorado 80202-5506
      Attention: William G. Laughlin
      Facsimile Number: (303) 293-2992

      With a copy to:

      Calfee, Halter & Griswold, LLP
      1400 KeyBank Center
      800 Superior Avenue
      Cleveland, Ohio 44114-2688
      Attention: Thomas A. Cicarella
      Facsimile: (216) 241-0816

    (c)
    If to the Escrow Agent, to:

      KeyBank, N.A.
      127 Public Square
      IAS—Escrow Department—14th Floor
      Cleveland, Ohio 44114
      Attention: Terrence J. Stone
      Facsimile: (216) 689-3777

or to such other address as may have been designated in a prior notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective person giving such notice or other communication (in the case of any corporation the signature shall be by an authorized officer thereof) (i) when delivered personally, (ii) one (1) business day following deposit with a nationally recognized overnight delivery service, or (iii) two (2) business days after being deposited in the United States certified mail in a sealed envelope, postage prepaid, return receipt requested.

        12.    Execution in Counterparts.    This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

        13.    Entire Agreement; Modification.    This Escrow Agreement is the entire agreement among the Parties on the express subject matter hereof (the escrow of the Escrow Amount). This Escrow Agreement may be modified or amended only by mutual instructions to the Escrow Agent, signed by Buyer and Sellers, and by a subsequent writing signed by Buyer, Sellers and the Escrow Agent.

        14.    Binding Effect.    This Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of Buyer, Sellers and the Escrow Agent, and their respective heirs, personal representatives, successors and permitted assigns. No other person shall have any right hereunder.

        15.    Severability.    If any provision of this Escrow Agreement, or the application thereof to any person or circumstance, should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Escrow Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

        16.    No Assignments.    This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns, but may not be assigned by any party without the prior written consent of the other parties hereto; provided, however, that Buyer may, without the permission or consent of the other parties, (i) collaterally assign its rights under this Escrow Agreement to its lenders and (ii) assign its rights to any of its affiliates or any successor of the business.

        17.    Waivers.    The failure of any Party at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any Party of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

        18.    Attachment of Escrow Property; Compliance with Legal Orders.    In the event that any Escrow Amount shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

[Signature page follows]

        IN WITNESS WHEREOF, this Escrow Agreement has been executed by Buyer, Sellers and the Escrow Agent on the date and year first written above.

BUYER:
ROSEBUD MINING CO.
BY	Print Name Title
PARENT:
EVERGREEN ENERGY INC.
BY	Print Name Title
COMPANY:
BUCKEYE INDUSTRIAL MINING CO.
BY	Print Name Title
ESCROW AGENT:
KEYBANK, N.A.
BY	Print Name Title

EXHIBIT A

Annual administrative escrow fee payable upon execution of the Escrow Agreement and annually thereafter on the anniversary date of the account opening	$2,500.00

*
Fee is based on use of the Victory Institutional Money Market Fund with respect to investment of all Escrowed Funds. Alternative investments directed by the parties will incur an additional annual custody fee of five (.0005) basis points on the market value of the investments held in the escrow account.

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ESCROW AGREEMENT